Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - BDO USA, P.C.

We hereby consent to the incorporation by reference in the Registration Statements on Form
S-8 333-219121 of Peapack-Gladstone Financial Corporation of our report dated June 23, 2026, relating to the financial statements and supplemental schedule(s) of Peapack Private Employees’ Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.
BDO USA, P.C.

Philadelphia, Pennsylvania

June 23, 2026